                                                                                                   [EXECUTION COPY]

                                                         AMENDED AND RESTATED

                                                      LOAN AND SECURITY AGREEMENT

                                                          dated March 2, 2001

                                                             by and among

                                                          LUXTEC CORPORATION,
                                                   FIBER IMAGING TECHNOLOGIES, INC.,
                                                CATHTEC INCORPORATED, CARDIODYNE, INC.

                                                                  and

                                                        ARK CLO 2000-1, LIMITED

Exhibit 1.01(A)                                               Borrowing Base Certificate
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Exhibit 1.01(B)                                               Guarantor
----------------

Exhibit 1.01(C)                                               Guaranty
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Exhibit 1.01(D)                                               Landlord's Consent and Waiver
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Exhibit 1.01(E)                                               Lease Assignment
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Exhibit 1.01(F)(1)                                            Assignment of Patents
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Exhibit 1.01(F)(2)                                            Assignment of Trademarks
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Exhibit 1.01(G)                                               Existing Liens
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Exhibit 2.04(A)                                               Amended and Restated
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                                                                       Equipment Note

Exhibit 2.04(B)                                               Amended and Restated Revolving Credit Note
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Exhibit 2.04 (C)                                              Amended and Restated Term Note
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Exhibit 3.01(M)                                               Opinion of Bingham Dana LLP
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Exhibit 3.01(O)                                               Warrant
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Exhibit 3.01(P)                                               Registration Rights Agreement
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Exhibit 3.01(Q)                                               Tax Sharing Agreement
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Exhibit 5.01(A)                                               Subsidiaries
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Exhibit 5.01(F)                                               Pending Litigation
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Exhibit 5.01(N)                                               Existing Indebtedness
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Exhibit 5.01(O)                                               Material Leases, Contract and Commitments
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Exhibit 5.01(T)                                               Environmental Matters
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Exhibit 6.01(B)                                               Compliance Certificate
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                                                                                                                                   Page
                                                                                                                                   ----

 .........THIS AMENDED AND RESTATED  LOAN AND  SECURITY  AGREEMENT  dated as of March 2, 2001,  is by and among  LUXTEC  CORPORATION,  a
Massachusetts  corporation  with its principal office at 99 Hartwell  Street,  West Boylston,  Massachusetts  (the  "Borrower"),  FIBER
IMAGING  TECHNOLOGIES,   INC.,  a  Massachusetts  corporation  with  its  principal  office  at  99  Hartwell  Street,  West  Boylston,
Massachusetts,  CATHTEC  INCORPORATED,  a Massachusetts  corporation with its principal  office at 99 Hartwell  Street,  West Boylston,
Massachusetts,   CARDIODYNE,  INC.,  a  Massachusetts  corporation  (together  with  Fiber  Imaging  Technologies,   Inc.  and  Cathtec
Incorporated,  the "Guarantors") and ARK CLO 2000-1,  LIMITED,  c/o Patriarch  Partners,  LLC, 40 Wall Street, New York, New York 10005
(as assignee of The First National Bank of Boston) (the "Lender").

                                                                RECITAL
                                                                -------

 .........A. The Borrower and the  Guarantors  are parties to that  certain  Loan and Security  Agreement,  dated as of October 24, 1995 among the  Borrower,  the  Guarantors  and The First  National  Bank of Boston,  as amended by Amendment No. 1 dated as of November 20,
1995,  Amendment No. 2 dated as of January 31, 1996,  Amendment No. 3 dated as of March 13, 1996, Amendment No. 4 dated as of April 30,
1996,  Amendment  No. 5 dated March 31, 1997,  Amendment  No. 6 dated as of July 31, 1997,  Amendment  No. 7 dated as of June 30, 1998,
Amendment No. 8 dated as of January 9, 1999 and Amendment No. 9 dated as of May 22, 1999 (together, the "Existing Credit Agreement").

 .........B. The  Borrowers  and the  Guarantors  have  requested  that the  Existing  Credit  Agreement  be  amended  and  restated  to accommodate the Merger (as defined herein).

 .........C.  The Lender is willing to amend and restate the Existing Credit Agreement under the terms and conditions set forth below.

                                                               AGREEMENT
                                                               ---------

 .........In consideration of the premises  contained herein and other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 47.1....  Definitions.

 .........As used herein, the terms set forth below shall have the following meanings:

         Accounts, Chattel Paper, Contracts,  Documents,  Equipment, Fixtures, General Intangibles,  Goods, Instruments, and Inventory:
         --------  -------------  ---------   ---------   ---------  --------  -------------------   -----  -----------      ---------
         shall have the same respective  meanings as are given to those terms in the Uniform  Commercial Code as presently  adopted and in effect in the State of New York.

         Affiliate:  means,  as to any Person,  each other Person that  directly,  or  indirectly  through one or more  intermediaries,
         ---------
         controls, or is controlled by, or under common control with, such Person.

         Agreement:  means this  Amended and  Restated  Loan and  Security  Agreement,  as the same may from time to time be amended or
         ---------
         supplemented.  This Agreement amends and restates the Existing Credit Agreement.

         Amended and Restated Equipment Note:  means the Amended and Restated Equipment Note referred to in Section 2.04 hereof.
         -----------------------------------

         Amended and Restated  Revolving  Credit  Note:  means the Amended and Restated  Revolving  Credit Note  referred to in Section
         ---------------------------------------------
         2.04 hereof.

         Amended and Restated Term Note:  means the Amended and Restated Term Note referred to in Section 2.04 hereof.
         ------------------------------

         Applicable  Margin:  means with respect to the  Equipment  Loan 1%, with  respect to the Term Loan 0.50%,  and with respect to
         ------------------
         Revolving Credit Loan 2%.

         Borrowing  Base:  means, at any time, the amount computed on the Borrowing Base  Certificate  most recently  delivered to, and
         ---------------
         accepted by, the Lender in accordance with this Agreement and equal to the lesser of:

                           (i)  $2,500,000.00; or

                           (ii) The  aggregate of (1) eighty  percent  (80%) of Eligible  Accounts of the Borrower and the  Guarantors;
                  plus (2) thirty  percent (30%) of the book value of Inventory of the Borrower and the Guarantors as determined by the
                  Lender in its reasonable business judgment;  comprised of raw materials; and plus (3) forty percent (40%) of the book value of Inventory of the Borrower and the  Guarantors  comprised of work in process and finished goods as determined by the Lender in its reasonable business judgment;  provided, however, that the Lender may exclude from the Borrowing
                  Base all or a  proportionate  part of any particular  portion of the Inventory of the Borrower or any Guarantor which the Lender  reasonably  deems  ineligible  because its market  value has  declined  or because  the Lender  otherwise reasonably  considers the collateral  value thereof to the Lender to be impaired or its ability to realize such value to be insecure.

         Borrowing Base Certificate:  means a fully completed  certificate in the form of Exhibit 1.01(A) to this Agreement,  certified
         --------------------------
         by the chief  financial  officer of the  Borrower to be correct and  delivered  to, and  accepted  by, the Lender  pursuant to
         Section 3.01(n) or Section 6.01(b)(iv).

         Business  Day:  means a day other than a Saturday,  a Sunday,  or a day on which  commercial  banks in New York,  New York are
         -------------
         authorized to close.

         Capital  Expenditures:  means expenditures which are properly chargeable  property,  plant or equipment  (including leases and
         ---------------------
         research and development expenses which are capitalized) in accordance with generally accepted accounting principles.

         Closing:  has the meaning given to such term in Section 3.01.
         -------

         Collateral:  has the meaning given to such term in Section 4.01.
         ----------

         Collateral  Documents:  means the Lease Assignment,  the Landlord's  Consent and Waiver,  the Guarantees  specified in Section
         ---------------------
         3.01(d),  the Patent and Trademark  Assignments,  UCC Financing  Statements  specified in Section 3.01(e),  and the documents, whether deliverable at or after the Closing, required under Section 4.0.

         Current  Assets:  means all cash,  account  receivable,  and inventory of the Borrower and the  Guarantors,  on a consolidated
         ---------------
         basis.

         Current  Liabilities:  means all accounts payable,  all accruals and all amounts  outstanding under the Revolving Credit Loans
         --------------------
         of the Borrower and the Guarantors, on a consolidated basis.

         Domestic  Account:  means an Account  arising from the sale of goods to or services  performed for an account  debtor  located
         -----------------
         within the United States of America or Canada;

         EBITDA:  shall mean for any period the total of (a) the consolidated  net income of the Borrower and the Guarantors,  plus (b)
         ------
         amounts  paid by the Borrower and the  Guarantors  in respect of taxes,  plus (c) to the extent  deducted in  calculating  net income, the consolidated interest,  depreciation and amortization expense of the Borrower and the Guarantors,  plus (d) to the extent deducted in calculating net income, extraordinary losses, non-recurring losses and non-cash losses.

         Eligible Account:  means, at any time, an Account that conforms and continues to conform to the following conditions:
         ----------------

                  (i) The Account  arose from a bona fide  outright  sale of Goods by the  Borrower or from  services  performed by the
                  Borrower,  and such Goods have been shipped to the  appropriate  account  debtors or their designees (or the sale has otherwise been consummated), or the services have been performed for the appropriate account debtors;

                  (ii) The Account is based upon an  enforceable  order or contract,  written or oral, for Goods shipped or held or for services performed, and the same were shipped, held, or performed in accordance with such order or contract;

                  (iii) The title of the Borrower to the Account is absolute and is not subject to any prior assignment,  claim,  lien, or security interest, except Permitted Liens;

                  (iv) The amount shown on the books of the  Borrower and on any invoice or statement  delivered to the Lender is owing to the Borrower, less any partial payment that has been made thereon by anyone;

                  (v)  The  Account  shall  be  eligible  only  to the  extent  that  it is not  subject  to any  claim  of  reduction, counterclaim,  set-off,  contras,  recoupment,  or any claim for credits,  allowances,  or adjustments by the account debtor because of returned,  inferior,  or damaged Goods or unsatisfactory  services, or for any other reason, except for customary discounts, not to exceed two percent (2.0%) allowed for prompt payment;

                  (vi) The account  debtor has not  returned or refused to retain,  or  otherwise  notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the Goods or services from the sale of which the Account arose;

                  (vii) The  Account is (1) a Domestic  Account  and is due and payable not more than ninety (90) days from the date of the invoice  therefor,  or (2) a Foreign  Account and is due and payable not more then ninety (90) days from the date of the invoice therefor;

                  (viii) The Account is not (1) a Domestic  Account of an account  debtor which has  outstanding,  at any time,  thirty percent  (30%) or more of its  accounts on an  aggregate  basis for a period of ninety (90) days from the date of the invoice  therefor,  or (2) a Foreign Account of an account debtor which has outstanding,  at any time, thirty percent
                  (30%) or more of its  accounts  on an  aggregate  basis for a period of ninety (90) days from the date of the invoice therefor;

                  (ix) The Borrower has not received any note,  trade  acceptance,  draft,  or other  Instrument with respect to, or in payment of, the Account,  nor any Chattel Paper with respect to the Goods giving rise to the Account,  unless, if any such  Instrument  or Chattel  Paper has been  received,  the  Borrower  immediately  notifies  the Lender and, at the latter's request, endorses or assigns and delivers the same to the Lender;

                  (x) The  Borrower has not received  any notice of the death of the account  debtor or a partner  thereof;  nor of the dissolution,  termination of existence,  insolvency,  business failure, appointment of a receiver for any part of the property  of,  assignment  for the  benefit  of  creditors  by, or the  filing of a  petition  in  bankruptcy  or the commencement of any proceeding  under any bankruptcy or insolvency laws by or against,  the account debtor.  Upon the receipt by the Borrower of any such notice, it will immediately give the Lender written advice thereof;

                  (xi)  The account debtor is not a Subsidiary or other Affiliate of the Borrower; and

                  (xii) The Lender has not deemed such Account  ineligible  because of uncertainty  about the  creditworthiness  of the account debtor or because the Lender otherwise  reasonably considers the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure.

covering  Goods which have,  within the  preceding  forty-five  (45) days,  been damaged or destroyed by fire or other direct  casualty loss,  provided that a claim  therefor has been made in compliance  with such insurance  policy,  to the extent that such claim has not been in any way denied or contested  by the insurer and  provided  that such  insurer,  if such  insurer were an account  debtor of the
Borrower, would be a qualified account debtor under this section.

         In the event of any  dispute,  under the  foregoing  criteria,  about  whether an  Account is or has ceased to be an  Eligible
Account, the decision of the Lender shall control.

         Equipment Loan:  has the meaning given to such term in Section 2.01.
         --------------

         Event of Default:  has the meaning provided in Section 7.01.
         ----------------

         Existing Credit Agreement:  has the meaning given to such term in Recital A.
         -------------------------

         Existing  Warrant:  The Warrant dated March 31, 1997 issued to the Lender,  as assignee of The First  National Bank of Boston,
         -----------------
         exercisable into 44,000 shares of the Borrowers' common stock.

         Financial  Statements:  means the  consolidated  balance  sheets of the Borrower and the Guarantors as of October 31, 1999 and
         ---------------------
         2000, and  consolidated  statements of income,  stockholders'  equity,  and changes in cash flow,  and notes  thereto,  of the
         Borrower  and the  Guarantors  for the years ended on such  dates,  certified  by Arthur  Andersen  LLP to present  fairly the consolidated  financial  position and results of  operations  of the Borrower  and the  Guarantors  at such dates and for such periods in accordance with GAAP.

         Foreign  Account:  means an Account  arising from the sale of goods to or services  performed  for an account  debtor  located
         ----------------
         outside the United  States of America or Canada and within such foreign  countries as are  acceptable  to the Lender from time to time in the Lender's sole discretion.

         GAAP: means generally  accepted  accounting  principles  applied  consistently as was done in the preparation of the Financial
         ----
         Statements, with such changes or modifications thereto as may be approved in writing by the Lender.

         Guarantor:  has the meaning set forth in the Preamble and as set forth on Exhibit 1.01(B).
         ---------                                                                 ---------------

         Guaranty:  means with  respect to a  Guarantor,  a duly  authorized  and  executed  Guaranty  in the form of Exhibit  1.01(C),
         --------
         attached hereto and made a part hereof.

         Indebtedness:  means,  as to the  Borrower or any  Guarantor,  all items of  indebtedness,  obligation  or  liability  whether
         ------------
         matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:
                           (i) All  indebtedness  guaranteed,  directly  or  indirectly,  in any manner,  or  endorsed  (other than for collection or deposit in the ordinary  course of business or pursuant to the Limited  Guaranty,  dated as of March 2,
                  2001 by the Borrower in favor of Citizens Bank of Massachusetts) or discounted with recourse;

                  (ii) All indebtedness in effect  guaranteed,  directly or indirectly,  through  agreements,  contingent or otherwise:
                  (1) to purchase  such  indebtedness;  or (2) to purchase,  sell, or lease (as lessee or lessor)  property,  products, materials,  or supplies or to purchase or sell  services,  primarily  for the purpose of enabling  the debtor to make payment of such  indebtedness or to insure the owner of the indebtedness  against loss; or (3) to supply funds to, or in any other manner invest in, the debtor;

                  (iii)  All  indebtedness  secured  by (or for  which  the  holder of such  indebtedness  has a right,  contingent  or otherwise,  to be secured by) any  mortgage,  deed of trust,  pledge,  lien,  security  interest,  or other charge or encumbrance  upon property owned or acquired  subject  thereto,  whether or not the liabilities  secured thereby have been assumed (other than pursuant to the pledge of capital stock in PrimeSource  Surgical,  Inc., in connection  with the Limited Guaranty, dated as of March 2, 2001 by the Borrower in favor of Citizens Bank of Massachusetts); and

                  (iv)  All indebtedness incurred as the lessee of goods or services under leases (operating or capitalized).

         Intellectual Property: means trademarks,  service marks, trade names, trade styles, logos, goodwill,  trade secrets,  patents,
         ---------------------
         and licenses  acquired under any statutory,  common law or  registration  process in any state or nation at any time, or under any  agreement  executed  with any  person or entity at any time.  The term  "license"  refers  not only to rights  granted by agreement  from the owner of patents,  trade marks,  service  marks and the like,  but also to rights  granted by a franchisor under a franchise or similar agreement.  The foregoing  enumeration is not intended as a limitation of the meaning of the word
         "license".

         Landlord's  Consent and Waiver:  means with respect to each  premises on which  property of the Borrower is located,  the duly
         ------------------------------
         authorized and executed  Landlord's  Consent and Waiver by and among the proper parties  attached  hereto as Exhibit 1.01 (D), and made a part hereof.

         Laws:  means all  ordinances,  statutes,  rules,  regulations,  orders,  injunctions,  writs,  or decrees of any government or
         ----
         political subdivision or agency thereof, or of any court or similar entity established by any thereof.

         Lease:  means the Lease by and between the Borrower and Chapel Point  Associates  dated September 19, 2000, as extended,  with
         -----
         respect to the property located at 99 Hartwell Street, West Boylston, Massachusetts.

         Lease  Assignment:  means the duly  authorized  and  executed  Assignment  of Lease by and  between the  Borrower  and Ark CLO
         -----------------
         2000-1,  Limited,  as lender under this  Agreement  with respect to the Lease  attached  hereto as Exhibit 1.01 (E) and made a part hereof.

         Lien:  shall mean,  with respect to any property,  any mortgage,  deed of trust,  lien,  pledge,  claim,  charge,  assignment,
         ----
         hypothecation,  security  interest or encumbrance of any kind, any other type of  preferential  arrangement in respect of such property or any filing of any financing  statement  under the UCC or any other similar notice of Lien under any similar notice or recording statute of any governmental body, (federal,  state, local,  foreign or otherwise),  in each of the foregoing case whether voluntary or imposed by law.

         Loan Termination Date:  shall have the meaning ascribed to such term in Section 2.02(a) of this Agreement.
         ---------------------

         Loans:  means the Revolving Credit Loan, the Equipment Loan and the Term Loan, collectively.
         -----

         Merger:  means the merger of  PrimeSource  Surgical,  Inc.  with Laser Merger Sub,  Inc.,  a  wholly-owned  subsidiary  of the
         ------
         Borrower,  pursuant to the Agreement and Plan of Merger,  dated as of November 27, 2000 as amended by Amendment No. 1 dated as of February 8, 2001.

         Net Worth:  means the  Required  Payment  plus the  cumulative  consolidated  net income or net loss of the  Borrower  and the
         ---------
         Guarantors from March 1, 2001 to the date of determination.

         Notes:  means the Amended and Restated  Revolving  Credit Note,  the Amended and Restated  Equipment  Note and the Amended and
         -----
         Restated Term Note, collectively.

         Obligations:  is intended to be used in its most  comprehensive  sense and means all the  obligations of the Borrower and each
         -----------
         Guarantor to the Lender of every kind and  description  relating to this Agreement and the Notes,  whether direct or indirect, absolute or contingent,  primary or secondary,  joint or several,  due or to be come due, now existing or hereafter arising or acquired and whether by way of loan,  discount,  letter of credit or otherwise,  including without  limitation,  the following obligations:

                  (i) To pay the  principal  of, and interest  on, the Notes in  accordance  with the terms  thereof and to satisfy all other liabilities to the Lender arising hereunder,  whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions,  modifications,  renewals thereof and substitutions therefor;

                  (ii) To repay to the Lender all amounts  advanced by the Lender  hereunder  or otherwise on behalf of the Borrower or any  Guarantor,  including,  but without  limitation,  advances for  principal or interest  payments to prior secured parties,  mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the Collateral;

                  (iii) To perform and observe all covenants,  agreements and  undertakings  of the Borrower or any Guarantor  pursuant to the terms and conditions of this Agreement,  the Collateral  Documents or any other agreement or instrument now or hereafter delivered to the Lender by the Borrower or any Guarantor; and

                  (iv) To reimburse the Lender,  on demand,  for all of the Lender's expenses and costs,  including without  limitation the reasonable  fees and expenses of its counsel,  in connection  with the  preparation,  administration,  amendment, modification,  or enforcement of this Agreement and the documents required hereunder,  including, without limitation, any proceeding  brought,  or threatened,  to enforce payment or performance of any of the obligations  referred to in the foregoing Paragraphs (i), (ii) and (iii).

         Patent and  Trademark  Assignment:  means with respect to each patent or  trademark of the Borrower and each  Guarantor a duly
         ---------------------------------
         executed and authorized  Assignment of Patent and/or a duly executed  Assignment of Trademark by the proper  parties  attached hereto as Exhibit 1.01(F) (1) and Exhibit 1.01(F)(2), respectively, and made a part hereof.
                   -------------------     ------------------

         Permitted Liens:  means:
         ---------------

                  (i) Liens for taxes,  assessments,  or similar charges, incurred in the ordinary course of business, that are not yet due and payable;

                  (ii) Pledges or deposits made in the ordinary  course of business to secure payment of worker's  compensation,  or to participate in any fund in connection with worker's compensation,  unemployment insurance, old-age pensions, or other social security programs;

                  (iii) Liens of mechanics,  materialmen,  warehousemen,  carriers,  or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  (iv) Good faith pledges or deposits made in the ordinary course of business to secure  performance of bids,  tenders, contracts  (other than for the repayment of borrowed  money) or leases,  not in excess of twenty percent (20%) of the aggregate amount due thereunder, or to secure statutory obligations,  or surety, appeal, indemnity,  performance,  or other similar bonds required in the ordinary course of business;

                  (v) Encumbrances  consisting of zoning  restrictions,  easements,  or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business,  and none of which is violated in any material respect by existing or proposed structures or land use;

                  (vi)  Liens in favor of the Lender;

                  (vii)  Existing liens set forth or described on Exhibit 1.01(G), attached hereto and made a part hereof;
                                                                  ---------------

                  (viii) Purchase money security  interests  granted to secure not more than one hundred percent (100%) of the purchase price of assets, the purchase of which does not violate this Agreement or any instrument required hereunder; and

                  (ix) The  following,  if the validity or amount thereof is being  contested in good faith by  appropriate  and lawful proceedings,  so long as levy and  execution  thereon have been stayed and continued to be stayed and they do not, in the  aggregate,  materially  detract from the value of the property of the Borrower or any  Guarantor,  or materially impair the use thereof in the operation of its business:

                           (A)  Claims or liens for taxes, assessments, or charges due and payable and subject to interest or penalty;

                           (B) Claims,  liens and encumbrances upon, and defects of title to, real or personal property,  including any attachment of personal or real property or other legal  process  prior to  adjudication  of a dispute on the merits;

                           (C)  Claims or liens of mechanics,  materialmen, warehousemen, carriers, or other like liens; and

                           (D)  Adverse judgments on appeal.

                  (x)  Any interests in leases (to the extent permitted hereunder).

         Person:  means  any  individual,   corporation,   partnership,   association,   joint-stock  company,  trust,   unincorporated
         ------
         organization, joint venture, court, or government or political subdivision or agency thereof.

         Prime Rate:  means the Prime Rate of  interest  as  published,  from time to time,  in the Eastern  edition of The Wall Street
         ----------
         Journal.

         Records:  means  correspondence,  memoranda,  tapes, discs, papers, books and other documents,  or transcribed  information of
         -------
         any type, whether expressed in ordinary or machine readable language.

         Required  Payment:  On the date of the Closing,  the repayment by the Borrower to the Lender of  $1,250,000.00  of outstanding
         -----------------
         principal Revolving Credit Loan plus all accrued and unpaid interest thereon.

         Revolving Credit Loans:  has the meaning given to such term in Section 2.02(a).
         ----------------------

         Solvent and  Solvency:  shall mean,  for any Person on a particular  date,  that on such date (a) the fair value of the assets
         -------      --------
         of such Person is greater than the total amount of liabilities,  including,  without limitation,  contingent  liabilities,  of such  Person,  (b) the  present  fair  salable  value of the assets of such  Person is not less than the  amount  that will be required  to pay the  liability  of such  Person on its debts as they  become  absolute  and  matured,  (c) such Person is not engaged in a business or a transaction for which such Person's assets would  constitute an unreasonably  small capital and (d)
         such Person is able to pay its debts as they become due and payable.  The amount of contingent  liabilities  at any time shall be computed as the amount that, in the light of all the facts and circumstances  existing as such time,  represents the amount that can reasonably be expected to become an actual or matured liability.

         Stockholders'  Equity:  means the sum of the following accounts set forth on a consolidated  balance sheet of the Borrower and
         ---------------------
         the Guarantors  prepared in accordance  with GAAP: (A) the par or stated value of all outstanding  capital stock;  (B) capital surplus; and (C) retained earnings.

         Subsidiary:  means  after  giving  effect to the Merger  with  respect to the  Borrower  or any  Guarantor,  any  corporation,
         ----------
         limited liability  corporation,  partnership or other business entity of which more than 50% of the total voting capital stock
         (or  equivalent  ownership  or  controlling  interest or options to acquire)  entitled to vote in the  election of  directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Borrower or any Guarantor.

         Term Loan:  has the meaning given to such term in Section 2.03.
         ---------

         Total Liabilities:  means the sum of all liabilities of the Borrower and the Guarantors,  on a consolidated basis,  determined
         -----------------
         in accordance with generally accepted accounting principles.

         Warrant:  has the meaning given to such term in Section 3.01(o).
         -------

         Accounting terms used and not otherwise  defined in this Agreement have the meanings  determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, GAAP.

 Section 48.               THE LOANS

 48.1      The Equipment Loan.

(a)        The Lender has advanced sums pursuant to the Existing  Credit  Agreement  which had been utilized by the Borrower to acquire
         Equipment (the  "Equipment  Loan").  The terms of the Equipment Loan are hereby amended and restated by this Section 2 and the
         Amended  and  Restated  Equipment  Note,  the form of which is  attached  hereto as Exhibit  2.04(A).  This  Section 2 and the
         Amended and Restated  Equipment Note shall not be deemed to extinguish  the existing  Equipment  Loan. No additional  advances shall be made by the Lender as an Equipment Loan.

(b)        Unless  accelerated  pursuant to Section 8 hereof,  the principal  amount of the  Equipment  Loan shall be repaid in monthly installments of $8,333.33  commencing on March 31, 2001,  payable in arrears with the remaining balance due, owing and payable on June 30, 2002.

 48.2      The Revolving Credit Loan .

(a)        The terms of the  Revolving  Credit  Loans are hereby  amended and  restated by this  Section 2 and the Amended and Restated
         Revolving  Credit Note, the form of which is attached  hereto as Exhibit  2.4(B).  This Section 2 and the Amended and Restated
         Revolving  Credit Note shall not be deemed to extinguish  the existing  Revolving  Credit Loans.  Subject to the terms hereof, the Lender shall lend the  Borrower  from time to time until March 31, 2005 (the "Loan  Termination  Date") , such sums as the
         Borrower may request in accordance with Section 2.02 (b) (each a "Revolving  Credit  Advance") which shall not exceed,  in the aggregate  principal  amount at any one time  outstanding,  $2,500,000.00  (the "Revolving  Credit  Loans").  The Borrower may
         borrow,  repay without penalty or premium and reborrow  hereunder,  from the date of this Agreement until the Loan Termination
         Date, the full amount then due under the Amended and Restated  Revolving  Credit Note. It is the intention of the parties that the  outstanding  principal  amount of the  Revolving  Credit  Loan shall at no time  exceed  the amount of the then  existing
         Borrowing  Base,  and if, at any time,  an excess shall for any reason  exist,  the full amount of such excess,  together with accrued  and unpaid  interest  thereon  as herein  provided,  shall be  immediately  due and  payable  in full.  The  existing
         Revolving  Credit Loans (after  application  of the  Required  Payment) in the  principal  amount of  $1,250,000.00  under the
         Existing  Credit  Agreement  shall be deemed to be a Revolving  Credit Loan hereunder.  The initial  Revolving  Credit Advance after the closing shall be subject to the results (in the  reasonable  discretion of the Lender) of an audit of the Borrower's
         Accounts and Inventory, such audit shall be performed by Lender or Lender's designee at the expense of the Borrower.

(b)        Each  Revolving  Credit Advance shall be made on the day on which the Lender  receives  notice from the Borrower or, if such day is not a Business Day, on the next  succeeding  Business Day,  provided the Lender receives notice from the Borrower prior to 1:00 p.m. New York time on such Business Day.  Each request for a Revolving  Credit  Advance shall be made to the Lender in writing  (including by telecopy) or by telephone by a duly authorized  representative of the Borrower  (promptly followed by a request in  writing),  and the Lender may rely upon any  telephone  request  which it  reasonably  believes  is made by such a representative.  The  Borrower  agrees to  indemnify  and hold the Lender  harmless  for any action,  including  the making of
         Revolving  Credit  Advances  hereunder,  or loss or expense,  taken or incurred by the Lender in good faith reliance upon such telephone request absent the Lender's gross  negligence,  willful  misconduct or breach of this Agreement.  At the time of the initial request for a Revolving  Credit Advance made under this Section  2.02(b),  the Borrower shall have provided the Lender with a Borrowing  Base  Certificate.  The Borrower  hereby  agrees (i) that the Lender shall be entitled to rely upon the most recent  Borrowing Base Certificate in its possession until it is superseded by another  Borrowing Base  Certificate,  and (ii)
         that each  request for a Revolving  Credit  Advance,  whether by  telephone  or in writing or  otherwise,  shall  constitute a confirmation  of the  representations  and  warranties  contained in the most recent  Borrowing Base  Certificate  then in the
         Lender's  possession.  At the time of, any  disbursement  of any part of the  Revolving  Credit  Loan to be made by the Lender subsequent  to the Closing,  the Borrower and the  Guarantors  shall be deemed to represent  and warrant that the following is true and correct:

(i)        As of the date  thereof,  no Event of Default has occurred and is  continuing,  and no event has occurred and is  continuing that, but for the giving of notice or passage of time or both, would be an Event of Default;

(ii)       No material  adverse change has occurred in the business  prospects,  financial  condition,  or results of operations of the
         Borrower and the Guarantors since October 31, 2000; and

(iii)      Each of the  representations  and  warranties  contained in Section 5.01 is true and correct in all material  respects as if made on and as of the date of such disbursement,  except to the extent that any such  representation or warranty relates to an earlier date.

 48.3      Term Loan .

(a)        The Lender has advanced sums under the Existing  Credit  Agreement as a term loan (the "Term  Loan").  The terms of the Term
         Loan are hereby  amended and restated by this Section 2 and the Amended and Restated Term Note,  the form of which is attached hereto as Exhibit  2.04(C).  This  Section 2 and the  Amended and  Restated  Term note shall not be deemed to  extinguish  the existing Term Loan.  No additional advances will be made by the Lender as a Term Loan.

(b)        Unless  accelerated  pursuant  to  Article 8 hereof,  the  principal  amount  of the Term  Loan  shall be repaid in  monthly installments  of  $10,000.00  commencing  on March 31, 2001,  payable in arrears  with the  remaining  balance due,  owing and payable on March 31, 2002.

 48.4      The Notes .

         The Borrower shall execute and deliver to the Lender the Amended and Restated  Equipment Note,  Amended and Restated Revolving
Credit  Note and Amended and  Restated  Term Note in the forms  attached  hereto as Exhibit  2.04 (A) and Exhibit  2.04(B) and Exhibit
                                                                                             --------     ----------------     --------
2.04(C)  respectively.  The Borrower may repay any or all amounts  owing under the Loans at any time without  penalty or premium.  Upon
-------
the delivery of the Notes to the Lender, the original  Equipment Note,  Revolving Credit Note and Term Note  (collectively,  "Original
                                                                                                                              ---------
Notes")  executed and delivered in connection  with the Existing Credit  Agreement shall be deemed  cancelled and shall have no further
-----
force and effect and the Lender shall use commercially reasonable good faith efforts to deliver the Original Notes to the Borrower.

 48.5      Facility Fee .

         From and after the date  hereof,  until the Loan  Termination  Date,  the  Borrower  shall pay a facility  fee of one  percent
(1.00%) per annum on the average  daily  undisbursed  amount of the  Revolving  Credit  Loans during each  quarterly  period or portion thereof.  This  facility  fee shall be payable  quarterly  in arrears,  on the last day of each  February,  May,  August and  November, commencing on March 31, 2001.

 48.6      Interest Rates and Payments of Interest .

(a)        Interest on the  principal  balances of the Loans from time to time  outstanding  shall  accrue at the  respective  interest rates (a "Note Rate") and in the manner set forth in the Notes.  The Loans shall bear interest  prior to the  occurrence of an
         Event of Default or maturity  (computed  on the basis of the actual days elapsed over a 360-day  year) at a  fluctuating  rate per annum  equal to the Prime  Rate plus the  Applicable  Margin.  From and after the  occurrence  of an Event of  Default  or maturity  (whether by demand,  acceleration or otherwise) the unpaid  principal  balance of the Loans shall bear interest at a fluctuating  rate per annum equal to seven percent (7%) above the Prime Rate.  Interest on the Loans shall be payable  monthly in arrears on the first day of each month  commencing  March 1, 2001.  The  effective  rate of interest  shall  change on each date on which the Prime Rate shall  change.  All payments and  prepayments  of principal  and interest due under the Notes and of fees due hereunder shall be made by the Borrower to the Lender in immediately  available  funds.  Payments  received by the
         Lender  after  1:00 p.m.  New York time  shall be deemed  received  on the next  succeeding  Business  Day.  All  payments  of principal,  interest or fees to be made to the Lender may be effected by the Lender  debiting  accounts of the  Borrower  with the Lender and sending notice thereof to the Borrower.

(b)        It is the  intention of the parties  hereto to conform  strictly to applicable  usury laws as in effect,  from time to time, during the term of the Loans.  Accordingly,  if any  transaction or transactions  contemplated  hereby would be usurious under applicable  law  (including  the laws of the  United  States  of  America,  or of any  other  jurisdiction  whose  laws may be applicable),  then, in that event,  notwithstanding  anything to the contrary in this Agreement or any other agreement entered into in connection with this Agreement,  it is agreed as follows:  (i) the provisions of this Section 2.06(b) shall govern and control;  (ii) the aggregate of all interest under  applicable  law that is contracted  for,  charged,  or received under this
         Agreement or under any of the other  aforesaid  agreements  or  otherwise in  connection  with this  Agreement  shall under no circumstances  exceed the maximum amount of interest  allowed by applicable law, and any excess shall be promptly  credited to the Borrower by the Lender (or, if such  consideration  shall have been paid in full,  such excess shall be promptly  refunded to the Borrower by the Lender);  (iii)  neither the  Borrower nor any person or entity now or hereafter  liable in  connection with this  Agreement  shall be obligated to pay the amount of such  interest to the extent that it is in excess of the maximum interest  permitted by the  applicable  usury laws; and (iv) the effective rate of interest shall be ipso facto reduced to the
         Highest Lawful Rate  hereinafter  defined.  All sums paid, or agreed to be paid, to the Lender for the use,  forbearance,  and detention of the  indebtedness of the Borrower to the Lender shall,  to the extent  permitted by applicable law, be amortized, pro rated,  allocated,  and spread throughout the full term of the Notes until payment is made in full so that the actual rate of  interest  does not exceed the Highest  Lawful Rate in effect at any  particular  time  during the full term  thereof.  The maximum  lawful  interest  rate, if any,  referred to in this Section  2.06(b) that may accrue  pursuant to this  Agreement is referred to herein as the  "Highest  Lawful  Rate".  If at any time a Note Rate exceeds the Highest  Lawful Rate,  the rate of interest to accrue  pursuant to this Agreement shall be limited,  notwithstanding  anything to the contrary in this Agreement, to the Highest  Lawful  Rate,  but any  subsequent  reductions  in the  applicable  Note Rate shall not reduce the interest to accrue  pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest  accrued  pursuant to this
         Agreement  equals the amount of interest that would have accrued if a varying rate per annum equal to the Highest  Lawful Rate had at all times been in  effect.  If the total  amount of  interest  paid or accrued  pursuant  to this  Agreement  under the foregoing  provisions  is less than the total amount of interest  that would have accrued if a varying rate per annum equal to the  applicable  Note Rate had at all times been in effect,  then the Borrower  agrees to pay to the Lender an amount equal to the  difference  between (a) the lesser of (i) the amount of interest  that would have accrued if the Highest  Lawful Rate had at all times been in effect,  or (ii) the amount of interest  that would have accrued if a varying rate per annum equal to the applicable  Note Rate had at all times been in effect,  and (b) the amount of interest  accrued in  accordance  with the other provisions of this Agreement.

 48.7      Payment to the Lender .

         The Lender  shall send the  Borrower  statements  of all  amounts due with  respect to the Loans,  which  statements  shall be considered  correct and  presumptively  binding on the Borrower  unless the Borrower  notifies the Lender to the contrary within thirty
(30) days of its receipt of any statement that it deems to be incorrect.

 48.8      Closing Fee .

         The  Borrower  shall pay Lender a Closing  Fee of  $50,000.00;  $25,000 of which  shall be paid on the Closing and the balance shall be paid in three equal monthly installments of $8,333.33 commencing on the one month anniversary date of the Closing.

 48.9      Existing Warrant .

         Upon the delivery of the Warrant to the Lender,  the Existing Warrant and the related  Registered Rights Agreement dated as of
March 31, 1997 shall be deemed  cancelled and shall have no further force and effect and the Lender shall use  commercially  reasonable good faith efforts to deliver the Existing Warrant to the Borrower.

 Section 49.               CONDITIONS PRECEDENT

         The obligation of the Lender to make the Loans is subject to the following conditions precedent:

 49.1      Documents Required for the Closing .

         The Borrower shall have duly  authorized,  executed and delivered or caused to be duly  authorized,  executed and delivered to the Lender on March 2, 2001, (the "Closing"), the following:

(a)        The Amended and Restated Equipment Note in the form attached hereto as Exhibit 2.04(A);
                                                                                  ---------------

(b)        The Amended and Restated Revolving Credit Note in the form attached hereto as Exhibit 2.04(B);
                                                                                         ---------------

(c)        The Amended and Restated Term Note in the form attached hereto as Exhibit 2.04 (C);
                                                                             ----------------

(d)        A duly executed Guaranty by each of the Guarantors;

(e)        The UCC financing statements and other instruments required by Section 4.0;

(f)        The Financial Statements;

(g)        A copy,  certified  as of the date of the  Closing,  of  resolutions  of the board of  directors  of the  Borrower  and each
         Guarantor,  authorizing the execution,  delivery, and performance of this Agreement,  the Notes, the Collateral Documents, and each other document to be delivered pursuant hereto;

(h)        A copy, certified as of the date of the Closing, of the bylaws of the Borrower and each Guarantor;

(i)        A  certificate,  dated the date of the  Closing,  of a  corporate  officer  of the  Borrower  and each  Guarantor  as to the incumbency  and signatures of the officers of the Borrower and each  Guarantor,  as applicable,  signing this  Agreement,  the
         Notes, the Collateral Documents, and each other document to be delivered pursuant hereto;

(j)        A copy,  certified as of the most recent date  practicable by the Secretary of the  Commonwealth  of  Massachusetts,  of the
         Articles of organization of the Borrower and each Guarantor,  and all amendments  thereto,  together with a certificate (dated the date of the  Closing) of the  corporate  clerk or assistant  clerk of the  Borrower and each  Guarantor to the effect that such Articles of  Organization  have not been further amended since the date of the aforesaid  certification  of the Secretary of the Commonwealth of Massachusetts;

(k)        A certificate of good standing  dated as of the most recent date  practicable,  issued by the Secretary of the  Commonwealth of  Massachusetts  as to the legal  existence,  Articles of  Organization  and good legal  standing of the  Borrower  and each
         Guarantor;

(l)        [INTENTIONALLY LEFT BLANK]

(m)        A written  opinion of the law firm of Bingham Dana LLP,  legal counsel for the Borrower and the  Guarantors,  dated the date of the Closing and addressed to the Lender, in form satisfactory to the Lender, and attached hereto as Exhibit 3.01(M);
                                                                                                                ---------------

(n)        A duly executed  Borrowing Base  Certificate  as of a date not earlier than February 28, 2001,  acceptable to the Lender and certifying a Borrowing Base in an amount sufficient to support the initial  $1,250,000.00  outstanding principal amount of the
         Revolving Credit Loans.

(o)        A warrant, in the form of Exhibit 3.01(O), to purchase 100,000 shares of the Borrower's common stock (the "Warrant");
                                     ---------------

(p)        A Registration  Rights  Agreement in the form of Exhibit  3.01(P)  regarding the  registration  of the common stock issuable
                                                            ----------------
         upon the exercise of the Warrant;

(q)        A Tax Sharing Agreement among the Borrower, the Guarantor and the other Subsidiaries in the form of Exhibit 3.01(Q);
                                                                                                               ---------------

(r)        A  certificate,  dated  the  date of the  closing,  of a  corporate  officer  of the  Borrower  certifying  attached  to the certificate  is the true and correct copy of the Amended and Restated  Credit  Agreement  by and among  PrimeSource  Surgical,
         Inc., Bimeco, Inc., Medical Companies Alliance,  Inc., Douglas Medical,  Inc. and Citizens Bank of Massachusetts  (assignee of
         State Street Bank and Trust Company), as amended as of the date of the closing;

(s)        [INTENTIONALLY LEFT BLANK]

(t)        An executed Landlord's Consent and Waiver and Lease Assignment; and

(u)        Such other documents and the completion of such other matters as counsel to the Lender may deem necessary or appropriate.

 49.2      Certain Events .

         At the time of, and as a condition  to, the Closing  and each  disbursement  of any part of the Loans to be made by the Lender at or subsequent to the Closing:

(a)        No Event of Default shall have occurred and be  continuing,  and no event shall have occurred and be continuing  that,  with the giving of notice or passage of time or both, would be an Event of Default;

(b)        All of the Collateral Documents shall have remained in full force and effect;

(c)        Receipt by the Lender of the Required Payment,  reimbursement of all reasonable  expenses and fees incurred by the Lender in connection with this Agreement and the Closing Fee required by Section 2.08; and

(d)        Effectiveness of the Merger.

 49.3      Legal Matters.

         At the time of the Closing and each subsequent  disbursement,  all legal matters  incidental  thereto shall be satisfactory to
Richards Spears Kibbe and Orbe, legal counsel to the Lender.

 Section 50.               COLLATERAL SECURITY

 50.1      Composition of the Collateral .

         The property in which a security  interest is granted  pursuant to the provisions of Sections 4.02 and 4.03 hereof,  the Lease
Assignment and the Patent and Trademark  Assignments are herein  collectively  called the "Collateral".  The Collateral,  together with all other  property of the Borrower and each of the Guarantors of any kind held by the Lender,  shall stand as one general,  continuing collateral security for all Obligations and may be retained by the Lender until all Obligations have been satisfied in full.

 50.2      Rights in Property Held by the Lender .

         As security for the prompt satisfaction of all obligations,  the Borrower and each Guarantor hereby assign,  transfer, and set over to the  Lender  all of their  respective  right,  title,  and  interest  in and to,  and grant the Lender a lien on and a security interest  in, all amounts  that may be owing,  from time to time,  by the Lender to the  Borrower  or any  Guarantor  in any  capacity, including,  but without  limitation,  any balance or share belonging to the Borrower or any Guarantor,  or any deposit or other account with the Lender,  which lien and security  interest shall be  independent  of, and in addition to, any right of set-off that the Lender has under Section 8.07 or otherwise.

 50.3      Rights in Property Held by the Borrower, the Guarantors or the Lender .

         As further  security for the prompt  satisfaction  of all  Obligations,  the Borrower and each Guarantor  hereby assign to the
Lender all of their  respective  right,  title and  interest  in and to, and  grants the Lender a lien upon and a  continuing  security interest in, all of the following (other than the capital stock of PrimeSource  Surgical,  Inc.),  wherever located,  whether now owned or hereafter acquired,  together with all replacements  therefor and proceeds (including,  but without limitation,  insurance proceeds)
and products thereof:

(a)        All Inventory;

(b)        All  Accounts,  Contracts,  accounts  receivable,  contract  rights,  and Chattel  Paper,  regardless of whether or not they constitute proceeds of other Collateral;

(c)        All General  Intangibles  (other than the capital stock of PrimeSource  Surgical,  Inc.),  regardless of whether or not they constitute  proceeds of other  Collateral,  including,  without  limitation,  all the rights of the Borrower or any  Guarantor
         (which the Lender may exercise or not as it in its sole  discretion may determine) to acquire or obtain Goods and/or  services with respect to the manufacture,  processing,  storage,  sale,  shipment,  delivery or installation of any of the Inventory of the Borrower or any Guarantor or other Collateral;

(d)        All products of and accessions to any of the Collateral;

(e)        All liens,  guaranties,  securities,  rights,  remedies and privileges  pertaining to any of the  Collateral,  including the right of stoppage in transit;

(f)        All obligations owing to the Borrower or any Guarantor of every kind and nature, and all choses in action;

(g)        All tax refunds of every kind and nature to which the Borrower or any Guarantor is now or hereafter  may become  entitled no matter however arising, including, without limitation, loss carry back refunds;

(h)        All Intellectual Property, goodwill, trade secrets, computer programs, customer lists, trade names, trademarks and patents;

(i)        All Chattel Paper,  Documents and Instruments (whether negotiable or non-negotiable,  and regardless of their being attached to Chattel Paper);

(j)        All Equipment,  including without limitation machinery,  furniture, motor vehicles, Fixtures and all other goods used in the conduct of the business of the Borrower or any Guarantor;

(k)        All proceeds of Collateral  of every kind and nature and in whatever  form,  including,  without  limitation,  both cash and non-cash  proceeds  resulting or arising from the  rendering of services by the Borrower or any Guarantor or the sale or other disposition by the Borrower or any Guarantor of the Inventory or other Collateral;

(l)        All books,  records,  computer discs,  electronic data and other information  relating to the conduct of the business of the
         Borrower or any Guarantor  including,  without in any way limiting the  generality  of the  foregoing,  those  relating to its
         Accounts;

(m)        All deposit accounts  maintained by the Borrower or any Guarantor with any bank, trust company,  investment firm or fund, or any similar institution or organization; and

(n)        All property of the Borrower or any Guarantor in the possession of the Lender.

 50.4      Priority of Liens .

         By virtue of the Existing Credit  Agreement and this Agreement,  the foregoing liens shall be first and prior liens except for
Permitted Liens.

 50.5      UCC Financing Statements .

         The Borrower and each Guarantor will:

(a)        Execute  such  UCC  financing  statements  (including  amendments  thereto  and  continuation  statements  thereof)  in form satisfactory to the Lender as the Lender, from time to time, may specify;

(b)        Pay, or reimburse the Lender for paying,  all costs and taxes of filing or recording the same in such public  offices as the
         Lender may designate; and

(c)        Take such other steps as the  Lender,  from time to time,  may  direct,  including  the noting of the  Lender's  lien on the
         Collateral and on any certificates of title therefor,  all to perfect to the satisfaction of the Lender the Lender's  interest in the Collateral.

         In addition to the foregoing, and not in limitation thereof:

(i)                                 A carbon,  photographic,  or other  reproduction  of this  Agreement  shall be  sufficient as a UCC financing statement and may be filed in any appropriate office in lieu thereof; and

(ii)                                To  the  extent  lawful,  the  Borrower  and  each  Guarantor  hereby  appoint  the  Lender  as its attorney-in-fact  (without  requiring the Lender to act as such) to execute any UCC  financing  statement in the name of the Borrower or any Guarantor,  and to perform all other acts that the Lender deems  appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

         The Borrower and each  Guarantor  will,  within twenty (20) days after any request of the Lender,  cause any mortgagee of real estate owned by the Borrower or any Guarantor,  any landlord of premises leased by the Borrower or any Guarantor,  and any warehouseman or other bailee on whose premises any of the Collateral  may be located to execute and deliver to the Lender  instruments,  in form and substance  satisfactory to the Lender, by which such mortgagee,  landlord or warehouseman or other bailee waives its rights, if any, in and to all Goods composing a part of the Collateral.

 50.7      Release of Collateral.

         Upon any sale,  lease transfer or other  disposition  of any item of Collateral of the Borrower or any Guarantor  (solely with respect to this Section 4.07, a "Grantor") with the prior written  consent of the Lender,  such consent may be withheld in the Lender's sole  discretion  (other than sales of  Inventory  in the  ordinary  course of  business),  the Lender will execute and deliver to such
Grantor such documents  (including UCC termination  statements) as such Grantor shall reasonably request and will file such instruments with the United States Patent and Trademark  Office as may be deemed  necessary to such Grantor to evidence the release of such item of
Collateral  from the  assignment  and  security  interest  granted  hereby.  Upon the  payment in full of the  Obligations  (other than contingent  indemnifications  and  reimbursement  obligations not then due and payable),  the pledge,  assignment and security interest granted hereby shall terminate and all rights to the Collateral  shall revert to the appropriate  Grantor.  Upon any such  termination, the Lender will promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably  request  (prepared by and at the expense of the Borrower) to evidence such  termination  and will deliver any  Collateral in the  possession of the Lender to the appropriate Grantor.

 Section 51.               REPRESENTATIONS AND WARRANTIES

 51.1      Original .

         To induce the Lender to enter into this Agreement,  the Borrower and each Guarantor  individually and  collectively  represent and warrant to the Lender as follows:

(a)        The Borrower and the Guarantors are corporations duly organized,  validly  existing,  and in good standing under the Laws of the Commonwealth of Massachusetts;  the Borrower and the Guarantors have no Subsidiaries  other than the Subsidiaries named in
          Exhibit 5.01(A);  each Subsidiary is a corporation duly organized,  validly existing,  and in good standing under the Laws of
         ----------------
         its state of incorporation,  all as set forth in Exhibit 5.01(A);  the Borrower,  the Guarantors and the Subsidiaries have the
                                                          ---------------
         lawful power to own their  properties  and to engage in the  businesses  they conduct,  and each is duly qualified and in good standing as a foreign  corporation in the jurisdictions  wherein the nature of the business transacted by it or property owned by it makes such  qualification  necessary;  the states in which the Borrower and each  Guarantor and Subsidiary are qualified to do business are set forth in Exhibit 5.01(A) or otherwise  disclosed to the Lender in writing;  the percentage of ownership
                                         ---------------
         of the  Borrower  and each  Guarantor  of the  outstanding  stock of each  Subsidiary  is as listed in  Exhibit  5.01(A);  the
                                                                                                                 ----------------
         addresses of all places of business of the Borrower and each  Guarantor and  Subsidiary  are as set forth in Exhibit  5.01(A);
                                                                                                                      ----------------
         except for Laser Merger Sub, Inc. in connection  with the Merger,  no Borrower,  Guarantor or Subsidiary has changed its name, been the surviving  corporation in a merger,  acquired any business, or changed its principal executive office within five (5)
         years and one (1) month prior to the date hereof except as set forth in Exhibit  5.01(A);  and all of the authorized,  issued,
                                                                                 ----------------
         and  outstanding  shares of capital stock of each  Subsidiary  are owned by the Borrower,  a Guarantor or another  Subsidiary, except as set forth in Exhibit 5.01(A);
                                ---------------

(b)         No Borrower,  Guarantor or Subsidiary is directly or indirectly  controlled by, or acting on behalf of, any Person which is an "Investment Company", within the meaning of the Investment Company Act of 1940, as amended;

(c)        No Borrower,  Guarantor or  Subsidiary  is in default with respect to any of its existing  Indebtedness,  and the making and performance of this Agreement,  the Notes, and the Collateral  Documents will not and did not (immediately or with the passage of time, the giving of notice, or both):

(i)        Violate the Articles of organization or by-laws of any Borrower,  Guarantor or Subsidiary,  or violate any Laws or result in a default under any  contract,  agreement,  or  instrument  to which the Borrower or any  Subsidiary is a party or by which Borrower, any Guarantor or Subsidiary or its property is bound; or

(ii)       Result in the creation or  imposition of any security  interest in, or lien or  encumbrance  upon,  any of the assets of the
                  Borrower, any Guarantor or Subsidiary except in favor of the Lender;

(d)        The Borrower  and each  Guarantor,  to the extent  applicable  to it, has the power and  authority to enter into and perform this Agreement,  the Notes, and the Collateral  Documents,  and to incur the obligations  herein and therein provided for, and has taken all actions necessary to authorize the execution,  delivery,  and performance of this Agreement,  the Notes, and the
         Collateral Documents;

(e)        This Agreement,  the Notes, and the Collateral Documents are, or when delivered will be, valid,  binding, and enforceable in accordance  with  their  respective  terms  subject to  applicable  bankruptcy,  insolvency,  reorganization  or similar  laws affecting the rights and remedies of creditors and secured parties;

(f)        Except as disclosed in Exhibit  5.01(F)  hereto,  there is no pending  order,  notice,  claim,  litigation,  proceeding,  or
                                  ----------------
         investigation  against or affecting  the Borrower or any  Guarantor,  whether or not covered by  insurance,  that would in the aggregate  involve  the  payment of  $50,000.00  or more or would  otherwise  materially  or  adversely  affect the  financial condition or business prospects of the Borrower or any Guarantor if adversely determined;

(g)        The Borrower and each  Guarantor  have good and  marketable  title to all of their  assets,  none of which is subject to any security  interest,  encumbrance or lien, or claim of any third Person except for Permitted  Liens.  Other than the Lease, the
         Borrower does not rent, lease, own or use any real estate, or buildings or have an office at any other location;

(h)        The  Financial  Statements,  including any schedules and notes  pertaining  thereto,  have been prepared in accordance  with
         GAAP,  and fully and fairly  present the financial  condition of the Borrower and the  Guarantors at the dates thereof and the results of operations for the periods covered  thereby,  and there have been no material  adverse changes in the  consolidated financial  condition or business of the  Borrower and the  Guarantors  from  October 31, 2000,  to the date hereof.  Since the date of the Financial Statements there has been no material adverse change in the business,  assets,  operation,  or condition
         (financial or otherwise) of the Borrower and the Guarantors taken as a whole;

(i)        As of the date hereof, the Borrower and the Guarantors have no material Indebtedness of any nature,  including,  but without limitation,  liabilities for taxes past due and any interest or penalties  relating thereto except to the extent reflected (in a footnote or  otherwise)  and reserved  against in the  consolidated  balance  sheet dated  October 31, 2000  included in the
         Financial  Statements or as disclosed in, or permitted by, this  Agreement;  and neither the Borrower nor any Guarantor  knows or has  reasonable  ground to know of any basis for the assertion  against any of them of any claim or  litigation  related to such  Indebtedness as of the date of the Closing except as disclosed on Exhibit  5.01(F) or otherwise  disclosed to the Lender
                                                                                 ----------------
         in writing;

(j)        Except as otherwise  permitted  herein,  the Borrower and each Guarantor and Subsidiary have filed all federal,  state,  and local tax returns and other reports  required by any applicable Laws to have been filed prior to the date hereof,  has paid or caused to be paid all taxes,  assessments,  and other governmental  charges that are due and payable prior to the date hereof, and has made adequate  provision for the payment of such taxes,  assessments,  or other charges  accruing but not yet payable;
         neither the Borrower nor any Guarantor or any  Subsidiary  has any knowledge of any  deficiency or additional  assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on their books;

(k)        Except to the extent that the  failure to comply  would not  materially  interfere  with the conduct of the  business of the
         Borrower,  any Guarantor or Subsidiary,  the Borrower and each Guarantor and Subsidiary have each complied with all applicable
         Laws with respect to (1) any restrictions,  specifications,  or other requirements pertaining to products that it manufactures or sells or to the services it performs; (2) the conduct of its business;  and (3) the use, maintenance,  and operation of the real and personal properties owned or leased by it in the conduct of its business;

(l)        No  representation  or warranty by or with respect to the Borrower,  any Guarantor or Subsidiary  contained herein or in any certificate or other  document  furnished by the Borrower,  any Guarantor or Subsidiary  pursuant  hereto  contains any untrue statement  of a material  fact or omits to state a 'material  fact  necessary  to make such  representation  or  warranty  not misleading in light of the circumstances under which it was made;

(m)        Each consent,  approval or  authorization  of, or filing,  registration  or  qualification  with, any Person  required to be obtained or effected by the  Borrower,  any  Guarantor or  Subsidiary  in  connection  with the execution and delivery of this
         Agreement,  the Notes,  and the  Collateral  Documents  or the  undertaking  or  performance  of any  obligation  hereunder or thereunder has been duly obtained or effected;

(n)        All existing  Indebtedness of the Borrower,  any Guarantor or subsidiary:  (1) for money borrowed, or (2) under any security agreement,  mortgage or agreement  covering  the lease by the  Borrower,  any  Guarantor  or  Subsidiary  as lessee of real or personal  property  is  described  in Exhibit  5.01(N).  As of the  Closing  Date,  the  outstanding  principal  amount of the
                                               ----------------
         Equipment  Loan,  the Term Loan and the Revolving  Credit Loan (after giving effect to the Required  Payment) is  $300,000.00,
         $131,000.00  and  $1,250,000.00,  respectively.  No  interest  is  accrued  and  unpaid on the Loans for any  period  prior to
         February 28, 2001;

(o)        Except as described in Exhibit 5.01(O),  attached hereto, or otherwise  disclosed to the Lender in writing,  (a) no Borrower
                                  ---------------
         or Guarantor has any material leases,  contracts,  or commitments of any kind, the loss of which would have a material adverse effect on the  business,  financial  condition or results of  operations  of the Borrower and the  Guarantor  taken as a whole
         (including,  without limitation,  employment agreements;  collective bargaining agreements;  powers of attorney;  distribution arrangements;  licenses, patents, trademarks,  service marks or license agreements;  contracts for future purchase or delivery of goods or rendering of services;  bonuses,  pension,  and retirement plans; or accrued vacation pay, insurance,  and welfare agreements);  (b) to the best  knowledge  of the  Borrower  and the  Guarantors,  all  parties  to all such  material  leases, contracts,  and other  commitments to which the Borrower or any Guarantor is a party have complied with the provisions of such leases,  contracts,  and other commitments;  and (c) to the best of the Borrower's knowledge, no party is in default under any thereof and no event has occurred  which,  but for the giving of notice or the passage of time,  or both,  would  constitute a default thereunder;

(p)        Neither  the  Borrower  nor any  Guarantor  has made any  agreement  or taken any  action  which may cause  anyone to become entitled to a commission or finder's fee as a result of or in connection with the making of the Loans;

(q)        The  consolidated  federal tax returns of the Borrower and the  Guarantors  for all years of  operation,  including the year ended October 31, 2000, have been filed with the Internal Revenue Service and have not been challenged;

(r)        Any  Employee  Pension  Benefit  Plans,  as defined in the  Employee  Retirement  Income  security  Act of 1974,  as amended
         "ERISA"),  of the Borrower and each  Subsidiary  meet, as of the date hereof,  the minimum  funding  standards of 29 U.S.C.A.para
         1082  (Section 302 of ERISA),  and no  Reportable  Event or  Prohibited  Transaction,  as defined in ERISA,  has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of the Borrower or any Guarantor or Subsidiary; and

(s)        The Liens and security  interests  created  pursuant to Sections 4.02 and 4.03 are in all cases first and prior Liens except for  Permitted  Liens and are  superior  to and prior to the rights of all third  persons  other than the holder of  Permitted
         Liens.  Except with  respect to  Permitted  Liens and the Liens  created by the  Collateral  Documents,  there is no currently effective  financing  statement,  security  agreement,  chattel  mortgage,  real estate  mortgage or other  document  filed or recorded with any filing  records,  registry,  or other public  office,  that purports to cover,  affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Borrower.

(t)        Except as set forth in Exhibit  5.01(T),  neither of the  Borrower  nor any of its  Subsidiaries  has  generated,  stored or
                                  ----------------
         disposed of any oil,  hazardous  substance  or  hazardous  material  as defined in the  Comprehensive  Environmental  Response
         Compensation  and Liability  Act, as amended,  42 U.S.C.  para 9601,  et seq.,  applicable  state or federal laws, or  regulations adopted  pursuant  thereto,  in violation of applicable law: and, except as set forth on Exhibit  5.01(T),  to the best of the
                                                                                                  ----------------
         Borrower's  knowledge there has been no generation,  storage, or disposal of any such materials by anyone else on the property owned or leased by the Borrower or the Subsidiaries, nor have any such materials been present on such property.

(u)        Neither  Borrower  nor the  Guarantor  or any of their  Subsidiaries  have any  claims,  counterclaims,  causes of  actions, set-offs,  defenses or any other rights  (collectively,  "Defenses")  against the Lender and the Borrower,  each Guarantor and their Subsidiaries release and waiver any Defenses against the Lender as of the date hereof.

(v)        As of the Closing Date immediately  prior to and immediately  following the  consummation of the  transactions  contemplated hereby and the  extensions  of credit to occur on such date the  Borrower  and its  Subsidiaries  are and will be Solvent on a consolidated  basis. The Borrower believes that no reasonably  anticipated  final judgment in a pending  proceeding or, to its knowledge,  any  threatened  proceeding  for money  damages  will be rendered at a time when,  or in an amount such that,  the
         Borrower,  each  Guarantor  and its  Subsidiaries  will be unable to satisfy such judgment  promptly in accordance  with their terms (taking into account the maximum  reasonable amount thereof,  the earliest  reasonable time at which such judgment might be rendered and any insurance  proceeds  applicable to such judgement).  The Borrower,  each Guarantor and its Subsidiaries is not  contemplating  either the filing of a petition  by it under any state or federal  bankruptcy  or  insolvency  laws or the liquidation of all or a substantial  portion of its property,  and the Borrower,  each Guarantor and their Subsidiaries has no knowledge  of any Person  contemplating  the filing of any such  petition  against  the  Borrower,  each  Guarantor  and their
         Subsidiaries.

         All of the  representations  and  warranties  set forth in Section 5.01 shall survive until all  Obligations  are satisfied in full and there remain no outstanding commitments hereunder.

 Section 52.               COVENANTS OF THE BORROWER

 52.1      Affirmative Covenants .

         The Borrower and each Guarantor do hereby  individually and  collectively  covenant and agree with the Lender that, so long as any of the obligations remain unsatisfied or any commitments  hereunder remain  outstanding,  they will comply, or if appropriate cause the Subsidiaries to comply, at all times with the following affirmative covenants:

(a)        The Borrower will use the proceeds of the Revolving  Credit Loans only for working capital and general  corporate  purposes, and will furnish the Lender such  evidence as it may  reasonably  require with respect to such use. The Borrower will make all payments of  principal,  interest and other  amounts in connection  with the Notes and this  Agreement in accordance  with the terms  hereof  and  thereof,  and will  observe,  perform  and  comply  with each and every  one of the  covenants,  terms and conditions contained herein, in the Notes or in any other Credit Document to be observed, performed or complied with by it;

(b)        The Borrower and the Guarantors will furnish the Lender:

(i)        As soon as  available  and in any event  within one  hundred  and  twenty  (120)  days  after the end of each  fiscal  year, consolidated and  consolidating  audited financial  statements of the Borrower and the Guarantors,  together with all notes and supplements  thereto,  prepared in reasonable detail and in accordance with generally  accepted  accounting principles  consistently applied, such statements to be duly certified by a certified,  independent public accounting firm selected by the Borrower and acceptable to the Lender ("CPA"),  and consolidated  audited  financial  statements with audited supplemental  consolidating  financial information of the Borrower, the Guarantors and the Subsidiaries,
                  together with all notes and  supplements  thereto,  prepared in reasonable  detail and in accordance  with  generally accepted  accounting  principles  consistently  applied,  such  statements to be duly  certified by the CPA and which statements  shall be  accompanied  by an (A)  unqualified  opinion on the financial  statements of the Borrower,  the
                  Guarantors  and the  Subsidiaries,  taken as a whole by the  CPA,  and (B) a  statement  executed  by the  Borrower's
                  President or Chief Financial Officer that to the best of his or her knowledge,  following diligent inquiry, he or she does not know of any condition or event which  constitutes an Event of Default under this  Agreement or which,  after notice,  or lapse of time or both,  would constitute such an Event of Default,  or a statement  specifying the nature and period of existence of any such condition or event.

(ii)       As soon as  available,  and in any event  within  thirty (30) days after the end of each monthly  accounting  period in each fiscal year during the term of this Agreement,  consolidated  unaudited financial  statements of the Borrower and the
                  Guarantors  prepared  in  reasonable  detail  and  in  accordance  with  generally  accepted  accounting   principles
                  consistently applied,  certified by the President or Chief Financial Officer of the Borrower,  which statements shall contain balance sheets as of the end of such accounting  period,  statements of profit and loss and cash flow for the period from the beginning of such fiscal year to the end of such accounting period.

(iii)      With the annual  financial  statements  furnished  pursuant to subsections  (a) hereof and within thirty (30) days after the end of each other fiscal  quarter,  an officer's  certificate  substantially  in the form of Exhibit  6.01(B)  hereto
                                                                                                               ----------------
                  certified by the President or Chief Financial Officer of the Borrower (the "Compliance Certificate"),  and such other reports as the Lender may reasonably request.

(iv)       The  Borrower  shall  furnish to the Lender not later than twenty (20) days  following  the end of each  monthly  accounting period a "Borrowing Base  Certificate" in the form of Exhibit 1.01 (A) attached  hereto,  completed and signed by the
                                                                        ----------------
                  Borrower's Chief Financial  Officer.  The Borrowing Base shown on such  certificate  shall be of the last day of said monthly  accounting  period. The Lender shall be under no obligation to make any further Revolving Credit Advances if a Borrowing Base Certificate is not delivered within the specified period.

(v)        Promptly after receipt by the Borrower,  copies of the management  letter,  if any,  provided by its  independent  certified public accountants who audit the annual financial statements.

(vi)       Promptly,  copies of all reports and financial  statements which the Borrower sends to its  stockholders,  in their capacity as  stockholders,  as a class or which the Borrower files with the  Securities  and Exchange  Commission or any other public body.

(vii)      Reports  furnished to the Lender under this Agreement  shall be prepared in accordance  with generally  accepted  accounting principles  consistently  applied,  except that  unaudited  statements  need not contain  notes  thereto and shall be subject  to  normal  year end  adjustments.  Compliance  with the  covenants  set  forth  in this  Agreement  will be determined in accordance with generally accepted accounting principles consistently applied.

(viii)     Promptly  after the  sending  or making  available  or filing of the same,  copies of all  reports,  proxy  statements,  and financial  statements that the Borrower sends or makes available to its stockholders and all registration  statements and reports that the Borrower or any Guarantor  files with the  Securities  and Exchange  Commission or any successor
                  Person.

(ix)      Upon the  Lender's  reasonable  request,  from  time to time,  copies of any or all  agreements,  contracts,  or  commitments referred to in Section  5.01(o) hereof to the extent such  agreements,  contracts or  commitments  are not subject to confidentiality requirements.

(x)        Within 30 days from the  Closing  deliver  to the Lender a pledge  agreement,  in form  satisfactory  to the  Lender,  which pledges  all of the  Guarantors'  capital  stock  owned by the  Borrower,  accompanied  by  executed  UCC  statements reflecting such pledges,  in form satisfactory to the Lender,  and all stock  certificates  representing such capital stock duly endorsed by the Borrower in blank.

(c)         The Borrower and each  Guarantor  will maintain  their  Inventory,  Equipment,  real estate,  and other  properties in good condition and repair  (normal wear and tear  excepted),  and will pay and discharge or cause to be paid and  discharged,  when due, the cost of repairs to, or  maintenance  of, the same,  and will pay or cause to be paid in a timely manner all rental or mortgage  payments due on such real estate.  The Borrower and each Guarantor hereby agree that, in the event any of them fails to pay or cause to be paid any such  payment,  it will  promptly  notify  the  Lender  thereof,  and the  Lender  may,  in its discretion, do so and on demand be reimbursed therefor by the Borrower or the Guarantors;

(d)        The Borrower and the Guarantors will maintain,  or cause to be maintained,  public liability insurance (subject to a maximum of $5,000.00 in deductibles  for each entity) and fire and extended  coverage  insurance on all assets that are of a character usually  insured by corporations  engaged in the same or similar  businesses,  all in form and amount  sufficient to indemnify the Borrower or any  Guarantor for 100% of the appraised  value of any such asset lost or damaged  (subject to any  deductible customary  in the  industry  of the  Borrower  or any  Guarantor)  or in an amount  consistent  with the  amount of  insurance generally  carried on comparable  assets within the industry and with such insurers as may be satisfactory to the Lender.  The
         Borrower or the Guarantors  will cause all such  insurance  policies to contain a standard loss payee clause and to be payable to the Lender as its interest may appear,  to deliver the  policies of insurance to the Lender.  The Borrower  will furnish to the Lender such  evidence of insurance as the Lender may require.  The  Borrower  hereby  agrees that,  in the event it or any
         Guarantor fails to pay or cause to be paid the premium on any such insurance when due, the Lender,  in its discretion,  may do so and be reimbursed by the Borrower  therefor.  The Borrower and each  Guarantor  hereby assign to the Lender any returned or unearned  premiums that may be due the Borrower or any Guarantor upon  cancellation  by the insurer of any such policy for any reason whatsoever and direct any such insurer to pay the Lender any amounts so due;  provided,  however,  that the Lender will pay to the  Borrower or the  appropriate  Guarantor  any such  returned or  unearned  premiums  within five (5) days after the receipt  thereof if there has not occurred and be continuing  an Event of Default  hereunder.  The Lender is hereby  appointed the  attorney-in-fact  of the Borrower and each Guarantor  (without  requiring the Lender to act as such) to endorse any check which may be payable to the Borrower or any  Guarantor to collect any premiums or the proceeds of such  insurance  (other than proceeds of public liability  insurance),  and any amount so collected may be applied by the Lender toward satisfaction of any of the  Obligations if an Event of Default has occurred and is continuing.  If the Lender receives any proceeds from insurance in the  absence of an Event of Default,  it shall  remit such  proceeds  to the  Borrower  or such  Guarantor  within ten (10)
         Business Days after the Lender's receipt of such proceeds,  provided that immediately  prior to any such remittance the Lender is provided with a Borrowing Base  Certificate  reflecting a current  Borrowing Base not less than the amount of the Revolving
         Credit Loan then outstanding;

(e)        The Borrower and the Guarantors  will each pay or cause to be paid when due, all taxes,  assessments,  and charges or levies imposed upon it or on any of its  property or which it is required to withhold  and pay except  where  contested in good faith by appropriate  proceedings with adequate reserves therefor having been set aside on its books;  provided,  however,  that the
         Borrower  and each  Guarantor  or  Subsidiary  shall pay or cause to be paid all such  taxes,  assessments,  charges or levies forthwith whenever foreclosure on any lien that may have attached(or security therefor) appears imminent;

(f)        The ratio of (a) the  Borrower's  Total  Liabilities  to (b) Net Worth shall be, as of the last day of each fiscal  quarter, commencing on March 31, 2001, equal to or less than the ratio of 2 to 1.

(g)         EBITDA of the Borrower  and the  Guarantors  on a  consolidated  basis shall for the three month period  ending on the last day of each quarter indicated below, shall equal or exceed the amount set forth opposite such period:

              on the Following Quarter Ends                           Minimum EBITDA
              -----------------------------                           --------------

March 31, 2001                                                             N/A

June 30, 2001                                                            $100,000

September 30, 2001                                                       $150,000

December 31, 2001                                                        $175,000

         Each quarter thereafter in the following years:

2002                                                                     $200,000

2003                                                                     $225,000

2004                                                                     $250,000

2005                                                                     $250,000

1.          Capital  Expenditures  made or incurred by the  Borrower  and the  Guarantors  on a  consolidated  basis,  shall not exceed
         $300,000 without prior written consent of the Lender for each fiscal year of the Borrower.

2.         The ratio of the Borrower's Current Assets to Current Liabilities shall at all times be equal to or exceed 1 to 1

3.         The ratio of the (a) EBITDA of the Borrower and the Guarantors for the  immediately  preceding  three month period set forth below to (b) the sum of (i) fees and principal  amortization on the Credit,  plus (ii) consolidated  interest expense for such period,  plus (iii) Capital  Expenditures  for such period,  plus (iv) cash income taxes of the Borrower and its  Subsidiaries for the  immediately  preceding  three month period,  shall,  as the last day of each fiscal quarter equal or exceed the ratio indicated:

Quarter Ended                                                             Ratio
-------------                                                             -----

September 30, 2001                                                         1.00

December 31, 2001                                                          1.00

Each quarter end thereafter                                                1.05
representatives of the Lender any of its books and records and will furnish the Lender any information regarding its business affairs and financial condition reasonably requested by the Lender within a reasonable time after written request therefor;

2.	_________ The Borrower and the Guarantors will each take all necessary steps to preserve its corporate existence and franchises and comply with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject;

3. The Borrower and the Guarantors will each collect its Accounts and sell its Inventory only in the ordinary course of business; 4. The Borrower and the Guarantors will each keep accurate and complete Records of its Accounts, Inventory, and Equipment consistent with sound business practices;
5.	_________ The Borrower and the Guarantors will each give immediate notice to the Lender of (1) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $25,000.00, or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, or business prospects;

6. Within ten (10) days after the filing thereof, the Borrower and the Guarantors will furnish the Lender upon request with copies of federal income tax returns filed by the Borrower or any Guarantor;
7.	_________ The Borrower and the Guarantors will each pay when due (or within applicable grace periods) all of its other Indebtedness due third Persons except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books. If default be made by the Borrower or any Guarantor in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Lender shall have the right, in its discretion, to pay such interest or principal for the account of the Borrower or such Guarantor and be reimbursed by the Borrower or such Guarantor therefor;

8.	_________ The Borrower and the Guarantors will each notify the Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, would become an Event of Default or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of the Borrower or any Guarantor or of the failure of the Borrower or any Guarantor to observe any of their respective undertakings hereunder or under the Collateral Documents;

9. The Borrower and the Guarantors will each notify the Lender thirty (30) days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business;
10.	________ The Borrower and the Guarantors will each (1) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C.A.§ 1082 (Section 302 of ERISA); (2) furnish the Lender, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (3) promptly advise the Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan;

11. The Borrower and the Guarantors shall each maintain their primary operating accounts, to the extent in existence, with Fleet Bank N.A. until such time as the Loans are paid in full; and
12.	________ The Borrower and the Guarantors shall each permit the Lender and its agents to conduct periodic audits and account debtor inquiries with respect to outstanding balances of Accounts and field audits on any premises occupied by the Borrower or on which any Collateral is located and shall pay to the Lender its reasonable costs and expenses related to each such audit on an annual basis not to exceed $25,000.00;

B. Negative Covenants .

        The Borrower and the Guarantors do hereby individually and collectively covenant and agree with the Lender that, so long as any of the obligations remain unsatisfied or any commitments hereunder remain outstanding, they will comply, or if appropriate cause the Subsidiaries to comply, at all times with the following negative covenants, unless otherwise indicated herein or the Lender shall otherwise have agreed in writing:

1.	_________ Except in connection with the transactions contemplated by the Merger, neither the Borrower nor any Guarantor or Subsidiary will enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock nor will the Borrower nor any Guarantor or Subsidiary change its name without thirty days, prior written notice to the Lender;

2. Except in connection with the transactions contemplated by the Merger, neither the Borrower nor any Guarantor will sell, transfer, lease, or otherwise dispose of all or (except in the ordinary course of business) any part of its assets;
3.	_________ Neither the Borrower nor any Guarantor will sell, lease, transfer, assign, or otherwise dispose of any of the Collateral (excluding only Collateral which is obsolete and not used in the operation of their businesses) except in the ordinary course of business;

4. Neither the Borrower nor any Guarantor will sell or otherwise dispose of, or for any reason cease operating, any of its divisions, franchises, or lines of business;
5.	_________ Neither the Borrower nor any Guarantor will mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens, liens of the Collateral Documents, the pledge of the capital stock of PrimeSource Surgical, Inc. and existing liens listed on Exhibit 1.01(G) to the extent shown on such Exhibit 1.01(G) to be permitted to exist after the Closing;

6.	_________ Neither the Borrower nor any Guarantor will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Persons, including but not limited to any Subsidiary other than any Guarantor, except for (i) the Guaranties, (ii) the endorsement of commercial paper for deposit or collection in the ordinary course of business and (iii) the Limited Guaranty, dated as of March 2, 2001 by the Borrower in favor of Citizens Bank of Massachusetts;

7.	_________ Neither the Borrower nor any Guarantor will incur, create, assume, or permit to exist any Indebtedness except: (1) the Obligations; (2) existing Indebtedness listed on Exhibit 1.01(G) to the extent shown on such Exhibit 1.01(G) to be permitted to exist after the Closing; (3) trade indebtedness incurred in the ordinary course of business (provided, however, that neither the Borrower nor any Guarantor may acquire inventory other than for cash or on open account except as expressly approved in writing and in advance by the Lender); (4) contingent Indebtedness permitted by Section 6.02(f); (5) lease obligations (capitalized or operating) in an amount in excess of $250,000 outstanding at any one time; (6) Indebtedness secured by Permitted Liens; (7) Indebtedness permitted pursuant to Section 6.01(k); (8) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Guarantor shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; and (9) Indebtedness pursuant to warranties of products or services issued in the ordinary course of business of the Borrower or any Guarantor.

8.	_________ Neither the Borrower nor any Guarantor (other than a wholly owned Subsidiary of the Borrower) will declare or pay any dividends, or make any other payment or distribution on account of its capital stock nor make any assignment or transfer of Accounts (except to the Lender);

9.	_________ Neither the Borrower nor any Guarantor will form, directly or indirectly, any subsidiary, make any investment in (including any assignment of Inventory or other property), or make any loan in the nature of an investment to, any Person, which shall exceed the aggregate amount of $50,000, other than investments of the Borrower in the Subsidiaries listed on Exhibit 5.01(A) and investments or loans (which loans must be subordinated to the Loans and approved by the Lender in writing in advance) made after the date hereof in the Borrower or any Guarantor;

10. Neither the Borrower nor any Guarantor will make any loan or advance to any officer, shareholder, director, or employee of the Borrower or any Guarantor, except for business travel and similar temporary advances in the ordinary course of business; 11. Neither the Borrower nor any Guarantor shall have outstanding at any one time Indebtedness exceeding the aggregate amount of $250,000.00 in connection with the purchase or lease of fixed assets;
12.	_________ Except in connection with the transactions contemplated by the Merger, neither the Borrower nor any Guarantor or Subsidiary will purchase or otherwise invest in or hold securities, nonoperating real estate, or other nonoperating assets except: (1) direct obligations of the United States of America, or of a bank with assets of not less than $20,000,000,000.00 or other investments approved in advance in writing by the Lender; (2) the present investment in any such assets held as of October 31, 2000 and reflected in the Financial Statements; and (3) operating assets that hereafter become nonoperating assets or investments permitted under this Section 6.02;

13.	________ Except in connection with the transactions contemplated by the Merger, neither the Borrower nor any Guarantor or Subsidiary will redeem, purchase, or retire any of its capital stock or purchase or retire for any consideration, any warrant, right, or option pertaining thereto or other security convertible into any of the foregoing, or permit (i) with respect to the stock of the Borrower, any redemption or retirement of the outstanding capital stock of the Borrower, or (ii) with respect to the stock of any Guarantor or Subsidiary, any transfer, sale, redemption or retirement in the ownership of the outstanding capital stock of any Guarantor or Subsidiary; provided that this Section 6.02(m) shall not prohibit any exchange of capital stock in the Borrower or any of its Subsidiaries (other than those Subsidiaries which are also Guarantors) for other capital stock in the Borrower or any of its Subsidiaries (other than those Subsidiaries which are also Guarantors);

14.	________ Neither the Borrower nor any Guarantor will prepay Indebtedness for borrowed money except the Obligations, or Indebtedness secured by any of its assets (except the Obligations), or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified;

15. Neither the Borrower nor any Guarantor or subsidiary will enter into any sale-leaseback transaction;
16.	________ Except in connection with the transactions contemplated by the Merger, neither the Borrower nor any Guarantor or Subsidiary will acquire or agree to acquire any stock in, or all or substantially all of the assets of, any Person other than the Borrower and subject to the provisions of Section 6.02(1) hereof;

17.	________ Neither the Borrower nor any Guarantor or subsidiary will furnish the Lender any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished; and

18.	________ Neither the Borrower nor any Guarantor or Subsidiary will directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder.

19.	________ Neither the Borrower or any Guarantor shall sell, assign, transfer or otherwise engage in any transaction or business, including but not limited to the sale, assignment or transfer of Inventory, (collectively a “Transaction”) with any Subsidiary or affiliate except in the ordinary course of business, on a bona fide arms length basis and on terms no less favorable to the Borrower or any Guarantor than if the Transaction was entered into with any third (unrelated) Person.

20.	________ The Borrower will neither terminate the Tax Sharing Agreement nor amend, supplement, discharge or waive any provision of the Tax Sharing Agreement without the prior written consent of the Lender which consent shall not be unreasonably withheld.

Section 53. DEFAULT 53.1 Events of Default .

        The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a) The Borrower or any Guarantor shall fail to pay when due any of its obligations to pay money to the Lender;
(b)	________ The Borrower or any Guarantor shall fail to observe or perform any of its Obligations other than payment of money to be observed or performed by it hereunder, under any of the Collateral Documents or otherwise, and such failure shall continue for fifteen (15) days after (1) notice of such failure from the Lender; or (2) the Lender is notified of such failure or should have been so notified pursuant to the provisions of section 6.01(0), whichever is earlier;

(c)	________ The Borrower or any Guarantor shall fail to pay any Indebtedness exceeding the aggregate amount of $25,000.00 due any third Persons, and such failure shall continue beyond any applicable grace period, or the Borrower or any Guarantor shall suffer to exist any other event of default under any agreement evidencing Indebtedness exceeding the aggregate amount of 25,000.00 binding upon the Borrower or any Guarantor or Subsidiary and such event of default shall permit the holders thereof to accelerate the maturity thereof;

(d)	________ Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the Borrower or any Guarantor to the Lender in connection with this Agreement, or in any separate statement or document to be delivered to the Lender hereunder, shall be materially false, incorrect, or incomplete when made;

(e) The Borrower or any Guarantor shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors;
(f)	________ Proceedings in bankruptcy, or for reorganization of the Borrower or any Guarantor, or for the readjustment of any of their respective debts under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower or any Guarantor and, except with respect to any such proceedings instituted by the Borrower or any Guarantor, shall not be discharged within sixty (60) days of their commencement;

(g)	________ A receiver or trustee shall be appointed for the Borrower or any Guarantor for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower or any Guarantor, and except with respect to any such appointments requested or instituted by the Borrower or any Guarantor, such receiver or trustee shall not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by the Borrower or any Guarantor, such proceedings shall not be discharged within sixty (60) days of their commencement, or the Borrower or any Guarantor shall discontinue business or materially change the nature of its business, or the Collateral becomes, in the reasonable judgment of the Lender, insufficient in value to satisfy the Obligations, or the Lender otherwise reasonably finds itself insecure as to the prompt and punctual payment and discharge of the Obligations;

(h)	________ The Borrower or any Guarantor shall suffer final judgments for payment of money aggregating in excess of $50,000.00 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

(i)	________ A judgment creditor of the Borrower or any Guarantor shall obtain possession of any of the Collateral by any means, including (without implied limitation) levy, distraint, replevin, or self-help;

(j) Any Guarantor shall fail to comply fully with the requirements of, or shall terminate or attempt to terminate, any Guaranty; (k) An Event of Default (as defined therein) has occurred and is continuing under the Amended and Restated Credit Agreement dated June 14, 1999 by and among PrimeSource Surgical, Inc., Bimeco, Inc., Medical Companies Alliance, Inc., Douglas Medical Inc. and State Street Bank and Trust Company, as amended; (l) The Borrower's failure to pledge the Guarantors' capital stock owned by the Borrower in accordance with the provisions of Section 6.01(b)(x); (m) The Borrower failing to deliver by April 2, 2001 an executed Form UCC-3 Termination Statement in form satisfactory to the Lender terminating all Liens of Rockford Industries Inc. against the Borrower. 53.2 Acceleration .

        At its option, and at any time upon the occurrence of any Event of Default, the Lender may, whether immediately or otherwise, declare all obligations of the Borrower or any Guarantor to be immediately due and payable without further action of any kind without notice, demand or presentment and in the case of an Event of Default referred to in clause (f) and (g) of this Section 7 with respect to the Borrower or any Guarantor, the Obligation of the Lenders to honor a Revolving Credit Advance shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, Loans and all other amounts payable by Borrower and the Guarantors hereunder and the Notes shall automatically become immediately due and payable without presentment, demand, protests on other formalities of any kind, all of which are hereby expressly waived by Borrower and the Guarantors.

Section 54. THE LENDER'S RIGHTS AND REMEDIES 54.1 The Lender's Rights Upon Default .

        Upon the occurrence of an Event of Default and at any time thereafter, the Lender, without presentment, demand, notice, protest or advertisement of any kind, will have the following rights:

54.2 Account Debtors .

        Upon the occurrence of an Event of Default and at any time thereafter, the Lender may institute a lockbox for the collection of payments and/or notify account debtors, at the Borrower’s expense, that the Collateral has been assigned to the Lender and that payments shall be made directly to the Lender. Upon request of the Lender, the Borrower will enter into an agreement establishing such a lockbox and/or notify such account debtors that their accounts must be paid to the Lender. Upon the occurrence of an Event of Default and at all times thereafter, the Borrower will hold all checks, drafts, cash and other remittances in trust for the Lender and deliver them in kind to the Lender. The Lender shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the Borrower.

54.3 Possession and Foreclosure of Collateral .

        Upon the occurrence of an Event of Default and at any time thereafter, to the extent that the Borrower or any Guarantor could legally do so, (i) the Lender may enter onto, occupy and use any premises owned by the Borrower or any Guarantor or in which the Borrower or any Guarantor has any interest, (ii) the Lender may take possession of all Collateral, (iii) in the Lender’s sole discretion, the Lender may operate and use the Borrower’s or any Guarantor’s equipment, complete work in process and sell inventory without being liable to the Borrower on account of any losses, damage or depreciation that may occur as a result thereof (so long as the Lender acts in good faith), (iv) the Lender may lease or license the Collateral to any Person for such purposes (v) in any event, the Lender may sell, lease, assign and deliver the whole or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery, at such prices and upon such terms as the Lender deems advisable and (vi) the Lender may sell or lease Collateral alone or in conjunction with other property, real or personal, and allocate the sale proceeds or leases among the items of Collateral sold without the necessity of the Collateral being present at any such sale, or in view of prospective purchasers thereof. If notice of such sale is legally required, the Borrower and the Guarantors agree that ten (10) days written notice shall be deemed reasonable. Upon such sale, the Lender may become the purchaser of the whole or any part of the Collateral sold, discharged from all claims and free from any right of redemption. In case of any such sale by the Lender of all or any of the Collateral on credit, or for future delivery, such Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser. The Lender shall incur no liability in case of the failure of the purchaser to take possession and pay for the Collateral so sold. In case of any such failure, the said Collateral may be resold. Any Collateral remaining unsold after being offered at public auction may be abandoned or disposed of for no consideration in such manner as the Lender deems appropriate.

        In any event, at any time and from time to time the Lender may abandon the Collateral or any part thereof. The Borrower and the Guarantors agree immediately upon demand to take possession of any and all abandoned Collateral and to remove it from any location in the possession of or under the control of the Lender.

54.4 Use of Intellectual Property .

        Upon the occurrence of an Event of Default and at any time thereafter, the Lender may use all or any part of the Borrower’s or any Guarantor’s Intellectual Property which the Borrower or any Guarantor now has or may hereafter acquire. The Lender may license such Intellectual Property to third parties, seek registration of such Intellectual Property in any state or nation or prosecute pending applications for patent, trademark, or service marks in the Borrower’s or any Guarantor’s name in any state or nation.

54.5 Notification of Default to Third Parties .

        Upon the occurrence of an Event of Default and at any time thereafter, the Lender may notify the Borrower’s or any Guarantor’s suppliers, account debtors and other third parties of the default and of any and all decisions made and actions taken by the Lender with respect to this Agreement, the Obligations or the Collateral, without liability of any kind.

54.6 Assembly of Collateral .

        Upon the occurrence of an Event of Default and at any time thereafter, the Lender may require the Borrower to assemble the Collateral in a single location at a place to be designated by the Lender and make the Collateral at all times secure and available to the Lender.

54.7 Right of Set-Off .

        Upon the occurrence of an Event of Default and at any time thereafter, the Lender may, and is hereby authorized by the Borrower and the each Guarantor, at any time and from time to time, to the fullest extent permitted by applicable Laws, without advance notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the Lender to, or for the credit or the account of, the Borrower or any Guarantor against any or all of the Obligations of the Borrower or any Guarantor, now or hereafter existing, whether or not such obligations have matured and irrespective of whether the Lender has exercised any other rights that it has or may have with respect to such Obligations, including without limitation any acceleration rights. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 8.07 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

54.8 Exercise of Other Remedies .

        Upon the occurrence of any Event of Default and at any time thereafter, the Lender may exercise the remedies of a Lender afforded by the Uniform Commercial Code and other applicable law or by the terms of any agreement between the Borrower, any or all of the Guarantors and the Lender.

54.9 Cumulative Rights and Remedies .

        All rights and remedies of the Lender, whether provided for herein or in other agreements, instruments or documents or conferred by law, are cumulative and may be exercised alone or simultaneously.

Section 55. ATTORNEY-IN-FACT 55.1 Attorney-In-Fact .

        Upon the occurrence and during the continuance of an Event of Default, the Borrower and the Guarantors hereby irrevocably appoint the Lender, or its designee, as the Borrower’s and the Guarantors’ true and lawful attorney-in-fact, with full power as follows: (1) to endorse the name of the Borrower and the Guarantors on any assignments, notes, checks, drafts, money orders, or other instruments of payment for Collateral; (2) to sign or endorse the name of the Borrower and the Guarantors on any negotiable instrument, invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts, assignments, verifications and notices in connection with Accounts; (3) to obtain, adjust, settle and cancel, in the Borrower’s and the Guarantors’ names, insurance policies as required by Section 6.01(D) and to sign the Borrower’s and the Guarantors’ names on settlement checks or drafts; (4) in the Borrower’s and the Guarantors’ names, to do any act which this Agreement requires Borrower and the Guarantors to do, and, (5) to give notice to the United States Post Office to effect changes of address so that mail addressed to the Borrower and the Guarantors may be delivered directly to the Lender. In exercising this power-of-attorney, the Lender shall not be liable to the extent that it acts in good faith.

Section 56. MISCELLANEOUS 56.1 Construction .

        The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note, or other evidence of liability now or hereafter held by the Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Lender from enforcing any or all other guaranty, pledge or security agreements, notes, or other evidences of liability in accordance with their respective terms.

56.2 Further Assurances .

        From time to time, the Borrower and each Guarantor will execute and deliver to the Lender such additional documents and will provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrower and each Guarantor.

56.3 Enforcement and Waiver by the Lender .

        The Lender shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

56.4 Expenses of the Lender .

        The Borrower and each Guarantor will, on demand, reimburse the Lender for all expenses, including the reasonable fees and expenses of legal counsel for the Lender, incurred by the Lender in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the Collateral Documents and the collection or attempted collection of any of the Obligations.

56.5 Notices .

        Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, facsimile or telegraph, as follows, unless such address is changed by written notice hereunder:

         or any Guarantor:                                             c/o Prime Source Surgical
                                                                       3700 E. Columbia Street
                                                                       Tucson, AZ  85714
                                                                       Attention:  Michael K. Bayley

         With a copy to:                                      Luxtec Corporation
                                                                       99 Hartwell Street
                                                                       West Boylston, MA  01583
                                                                       Attention:  Sam Stein

         (B) If to the Lender:                                         ARK CLO 2000-1, LIMITED
                                                                       c/o Patriarch Partners, LLC
                                                                       40 Wall Street
                                                                       New York, NY  10005
                                                                       Attention: Lynn Tilton
                                                                                     Dennis Dolan
                                                                       Telephone: (212) 825-0550
                                                                       Fax: (212) 825-2038

         With a copy to:                                      Richards Spears Kibbe and Orbe
                                                                       One Chase Manhattan Plaza,
                                                                       57th Floor
                                                                       New York, NY  10005
                                                                       Attention: Larry G. Halperin
                                                                       Telephone:  (212) 530-1800
                                                                       Fax:  (212) 530-1801

         To the maximum extent permitted by applicable Laws, the Borrower and the Guarantors:

(a)        Waive (1) except as the same may herein be  specifically  granted,  notice of  acceleration  and of intention to accelerate;
         and (2) notice and opportunity to be heard,  after  acceleration  in the manner  provided in Section 7.02,  before exercise by the Lender of the remedies of self-help,  set-off,  or of other summary procedures  permitted by any applicable Laws or by any agreement  with the Borrower or any Guarantor,  and,  except where required  hereby or by any applicable  Laws,  notice of any other action taken by the Lender; and

(b)        Indemnify the Lender and its officers,  attorneys,  agents, and employees from all claims for loss or damage related to this
         Agreement,  the Loans,  the Collateral  Documents,  the transactions  contemplated  thereby,  the Lender's  enforcement of its rights with respect  thereto or the  relationship by and among the Lender,  the Borrower and each Guarantor  caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

 56.7      Participation .

         Notwithstanding  any other provision of this  Agreement,  the Borrower and each Guarantor  understands  that the Lender may at any time  enter  into  participation  agreements  with one or more  participating  banks  whereby  the  Lender  will  allocate  certain percentages  of its  commitment to them. The Borrower and each Guarantor  acknowledge  that, for the  convenience of all parties,  this
Agreement is being entered into with the Lender only and that its  obligations  under this Agreement are undertaken for the benefit of, and as an inducement to, any such  participating  bank as well as the Lender,  and the Borrower and each Guarantor hereby grant to each such  participating  bank, to the extent of its  participation in the Loans,  the right to set off deposit  accounts  maintained by the
Borrower and the each Guarantor with such bank.  Notwithstanding  any  participation  contemplated  hereunder,  the Borrower shall deal exclusively  with the Lender.  Failure of a participating  bank to fund its portion of any Loans required to be funded pursuant to this
Agreement shall not excuse the Lender of its obligations to fund such Loans.

 56.8      Waiver of Jury Trial .

         THE  BORROWER,  EACH  GUARANTOR  AND THE LENDER WAIVE THEIR  RESPECTIVE  RIGHTS TO A TRIAL BY JURY,  WITH RESPECT TO ANY SUIT,
ACTION OR PROCEEDING,  WHETHER CLAIM OR  COUNTERCLAIM,  BROUGHT OR INSTITUTED BY ANY PARTY TO THIS AGREEMENT OR ANY OF THEIR SUCCESSORS
AND ASSIGNS,  WHICH RELATES DIRECTLY OR INDIRECTLY TO THIS AGREEMENT,  THE LOANS,  THE COLLATERAL  DOCUMENTS OR THE RELATIONSHIP BY AND
AMONG THE LENDER, THE BORROWER AND/OR THE ANY OR ALL OF THE GUARANTORS.

 56.9      Applicable Law; Consent to Jurisdiction .

         This  Agreement  shall be subject to and  construed  and enforced in  accordance  with the laws of the State of New York.  The
Borrower,  the Lender and each Guarantor  irrevocably consents and submits to the exclusive  jurisdiction of the United States District
Court for the  Southern  District of New York,  located in the County of New York or the Courts of the State of New York located in the county of New York in connection  with any action,  proceeding or claim arising out of or relating to this  Agreement or other document executed in connection  with this  Agreement.  In any such  litigation,  the Borrower,  the Lender and each  Guarantor  waive  personal service and agree that  service may be made by certified  mail  directed,  in the case of the Borrower and the Lender,  to the location specified for notices under this Agreement and, in the case of each Guarantor, to its last known address.

 56.10     Binding Effect, Assignment, and Entire Agreement .

         This Agreement  shall inure to the benefit of, and shall be binding upon, the respective  successors and permitted  assigns of the parties hereto.  Neither the Borrower nor any Guarantor has any right to assign any of its rights or obligations  hereunder without the prior written  consent of the Lender.  The Lender may assign all or a portion of its interests,  rights and  obligations  under the
Loans,  the Notes and this  Agreement held by it upon the consent of the Borrower (not to be  unreasonable  withheld or delayed) to any other person or entity  provided  however,  that no such consent will be required upon the  occurrence  and  continuance of an Event of
Default  under  this  Agreement.  This  Agreement,  including  the  Exhibits  hereto,  all of which are hereby  incorporated  herein by reference,  and the documents  executed and delivered  pursuant hereto,  constitute the entire agreement between the parties hereto and may be amended only by a writing signed on behalf of each such party.

 56.11     Severability .

         If any provision of this  Agreement  shall be held invalid under any applicable  Laws,  such  invalidity  shall not affect any other provision of this Agreement that can be given effect without the invalid  provision,  and, to this end, the provisions hereof are severable.

 56.12     Counterparts .

         This  Agreement  may be executed in any number of  counterparts,  each of which shall be deemed to be an original,  but all of which together  shall  constitute but one and the same  instrument.  Delivery by fax of an executed  counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

                                                     By:  /s/ Samuel M. Stein________________
                                                              Name:  Samuel M. Stein
                                                              Title: Chief Financial Officer

                                                     FIBER IMAGING TECHNOLOGIES, INC.

                                                     By:  /s/ Samuel M. Stein________________
                                                              Name:  Samuel M. Stein
                                                              Title: Chief Financial Officer

                                                     CATHTEC INCORPORATED

                                                     By  /s/ Samuel M. Stein________________
                                                              Name:  Samuel M. Stein
                                                              Title: Chief Financial Officer

                                                     CARDIODYNE, INC.

                                                     By:  /s/ Samuel M. Stein________________
                                                              Name:  Samuel M. Stein
                                                              Title: Chief Financial Officer

                                                     ARK CLO 2000-1, LIMITED

                                                     By:      PATRIARCH PARTNERS, LLC,
                                                              its Collateral Manager

                                                     By:  /s/ Dennis Dolan__________________
                                                              Name:  Dennis Dolan
                                                              Title: Principal